UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 07, 2023

ARKO Corp.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39828	85-2784337
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8565 Magellan Parkway Suite 400
Richmond, Virginia		23227-1150
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (804) 730-1568

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	ARKO	The Nasdaq Stock Market LLC
Warrants, each warrant exercisable for one share of Common Stock at an exercise price of $11.50	ARKOW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 7, 2023, the Board of Directors (the “Board”) of ARKO Corp., a Delaware corporation (the “Company”), appointed Mr. Avram (Avi) Friedman as a director, filling the vacancy created by the previously reported resignation of Starlette Johnson. Additionally, on June 7, 2023, the Board expanded its size from seven to eight directors and appointed Ms. Laura Karet as a director to fill the newly-created vacancy. Mr. Friedman will serve as a director for the remainder of Ms. Johnson’s term, which expires on the date of the Company’s 2025 Annual Meeting of Stockholders, and until his successor has been duly elected and qualified, subject to his earlier death, resignation, retirement, disqualification or removal. Ms. Karet will serve as a director for a term expiring at the Company’s 2024 Annual Meeting of Stockholders and until her successor her been duly elected and qualified, subject to her earlier death, resignation, retirement, disqualification or removal.

The Board appointed Mr. Friedman to serve on the Board’s Audit Committee and Compensation Committee and Ms. Karet to serve on the Board’s Audit Committee and Nominating and Governance Committee.

Avram (Avi) Friedman is an Adjunct Associate Professor of Business at Columbia Business School since 2021. From 2001 to 2020, Mr. Friedman worked at Davidson Kempner Capital Management LP (“Davidson Kempner”), a global investment management firm with approximately $37 billion in assets under management and over 500 employees across seven global offices. Mr. Friedman was a Managing Member of the firm from 2006 through 2020. During his time at Davidson Kempner, Mr. Friedman co-managed the firm’s credit portfolios, including distressed investments, high yield, convertible arbitrage, real estate and structured products. In addition to portfolio management, Mr. Friedman also served on various investment and risk committees. Prior to Davidson Kempner, Mr. Friedman was a Vice President at Nomura Securities Special Situations Investment Trust from 2000 to 2001 and a Director in the Special Situations Group at PricewaterhouseCoopers Securities LLC from 1995 to 2000. Previously, Mr. Friedman was a Director of GPM Investments, LLC (ARKO Corp.’s main operating subsidiary) from 2014-2020.

Laura Karet has over 30 years of experience in the grocery and consumer products industries. From 2012 to 2023, Ms. Karet served as the Chief Executive Officer of Giant Eagle, Inc. (“Giant Eagle”), one of the nation’s largest retailers with approximately 32,000 team members and $11 billion in annual sales. She also served as the chairman of Giant Eagle’s board of directors. From 2000 to 2012, Ms. Karet served as Vice President of Marketing of Giant Eagle, during which period she was honored as one of Progressive Grocer Magazine's 2010 Top Women in Grocery. During her tenure at Giant Eagle, Ms. Karet was noted for a variety of innovations, including enhancing manufacturing and fresh food production capabilities that led to expanded product offerings. She also focused on applying next generation technologies such as A.I., robotics, and automation to retail, e-commerce, customer behavior and supply chains to streamline operations in stores and online. Prior to joining Giant Eagle, Ms. Karet was a marketing executive at the Sara Lee Corporation from 1997 to 2000 and a brand manager at the Procter & Gamble Company from 1990 to 1997, where she oversaw such household names such as Secret antiperspirant, Folgers coffee, and Crisco. Ms. Karet is a Trustee for the Brookings Institution and the Committee for Economic Development. She is also a member of the Council on Foreign Relations.

There are no arrangements or understandings between either of Mr. Friedman or Ms. Karet and any other person pursuant to which either Mr. Friedman or Ms. Karet was appointed as a director of the Company. The Board has determined that each of Mr. Friedman and Ms. Karet is independent under the applicable rules of the Securities and Exchange Commission (the “SEC”) and Nasdaq Stock Market (“Nasdaq”).

There are no family relationships between either of Mr. Friedman or Ms. Karet and any of the Company’s existing directors or executive officers. Since the beginning of Company’s last fiscal year, the Company has not engaged in any transaction, or any currently proposed transaction, in which either Mr. Friedman or Ms. Karet had or will have a direct or indirect material interest that would require disclosure pursuant to Item 404(a) of Regulation S-K promulgated by the SEC.

Each of Mr. Friedman and Ms. Karet will participate in the Company’s standard non-employee director compensation arrangements, including the right to cash payments with respect to Board and applicable committee service and grants of restricted stock units under the Company’s 2020 Equity Incentive Plan. The Company has also entered into its standard director indemnification agreement with each of Mr. Friedman and Ms. Karet, the form of which has been filed as Exhibit 10.3 to the Company’s Current Report on Form 8-K filed with the SEC on December 30, 2020.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Company held its 2023 Annual Meeting of Stockholders on June 7, 2023 (the “Annual Meeting”). The final voting results for the proposals submitted to a vote of the Company’s stockholders at the Annual Meeting are as follows:

Proposal 1: Election of two directors to the Board to hold office until the Company’s 2024 Annual Meeting of Stockholders or until their respective successors are duly elected and qualified:

	Votes	Votes	Broker
Director	For	Withheld	Non-Votes
Andrew R. Heyer	87,742,948	17,776,202	8,352,081
Steven J. Heyer	89,667,361	15,851,789	8,352,081

Proposal 2: Approval of a non-binding advisory resolution approving the compensation of the Company’s named executive officers as disclosed in the Company’s 2023 Proxy Statement for the Annual Meeting:

Votes	Votes		Broker
For	Against	Abstentions	Non-Votes
99,036,636	6,347,980	134,534	8,352,081

Proposal 3: Approval of the amendment to the Company’s Amended and Restated Certificate of Incorporation, as amended, to limit the liability for certain officers of the Company as permitted by recent amendments to Delaware law:

Votes	Votes		Broker
For	Against	Abstentions	Non-Votes
94,813,734	10,703,523	1,893	8,352,081

Proposal 4: Ratification of the appointment of Grant Thornton, LLP as the Company’s independent registered public accounting firm for the 2023 fiscal year:

Votes	Votes		Broker
For	Against	Abstentions	Non-Votes
113,798,466	72,165	600	—

No other matters were considered or voted upon at the Annual Meeting.

Item 8.01 Other Events.

As previously reported, as a result of Ms. Johnson’s resignation from the Board, on June 2, 2023, Nasdaq notified the Company that the Company was no longer in compliance with Nasdaq Listing Rule 5605(c)(2), which requires that the Audit Committee consist of at least three members, each of whom is an independent director and who otherwise satisfies the criteria for service on the Audit Committee under applicable Nasdaq Rules.

As a result of the Board’s appointment of Mr. Friedman and Ms. Karet to serve as members of the Audit Committee as described above, on June 7, 2023, the Company received a letter from Nasdaq confirming that the Company is in compliance with the Audit Committee composition requirements of Nasdaq Listing Rule 5605(c)(2)(A) at the time of this filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARKO CORP.

Date:	June 9, 2023	By:	/s/ Arie Kotler
		Name: Title:	Arie Kotler President, Chief Executive Officer and Chairman of the Board